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                                                                    EXHIBIT 10.8

                         HAWTHORNE FINANCIAL CORPORATION
              BENEFIT CONTINUATION AGREEMENT FOR OUTSIDE DIRECTORS

         This Agreement is entered into by and between Hawthorne Financial Corporation, a Delaware corporation (the "Company"), and ___________________ ("Director"), an independent member of the Board of Directors of the Company.

                                    RECITALS

     A. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company is able to attract and retain as directors individuals of superior talent, ability, and achievement.

     B. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Director, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         ARTICLE I. DEFINITIONS. When used in this document, the following terms shall have the meaning assigned to them, unless the context clearly indicates otherwise:

         Section 1.01 "Company" means Hawthorne Financial Corporation.

         Section 1.02 "Board" means the board of directors of the Company.

         Section 1.03 "Change of Control" means:

                  (a) The acquisition by any individual, entity or group (a "Person") within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 24.9% of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"). For purposes of this Agreement, the exercise of outstanding Warrants to acquire shares of Outstanding Company Common Stock is specifically excluded from the determination of whether or not a Change of Control has occurred. In addition, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
         (iii) of Section 1.03(c); or

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                  (b)      Directors who, as of the date of this Agreement,
         constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"). This
         Section 1.03(c) shall not apply if, following such Business
         Combination:

                  (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such Business Combination;

                  (ii) A Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company who beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, so long as such ownership existed prior to the Business Combination; and

                  (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 1.04 "Retirement" means the Director's resignation or, removal from, failure to be re-nominated or declination to stand for re-election to the Board.

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         ARTICLE II. CONTINUATION OF BENEFITS.

         Section 2.01 Continuation of Benefits Upon Retirement. Subject to the provisions of Section 2.04, upon Retirement and for the period specified in
Section 2.02, the Company covenants and agrees to provide the Director and/or the Director's family, as the case may be, with all benefits under each welfare benefit plan, practice, policy or program provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the Director and/or the Director's family, at any time during the 120-day period immediately preceding the Director's Retirement.

         Section 2.02 Period of Payments. The Director shall be entitled to receive the benefits specified in Section 2.01 for the lesser of (a) five years or (b) the number of years, rounded up to the nearest whole number, equal to the number of years of service as a Director.

         Section 2.03 Continuation of Benefits Following Change of Control. For a period of five (5) years following a Change in Control, the Company covenants and agrees to provide the Director and/or the Director's family, as the case may be, with all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) that were provided to the Director and/or the Director's family, at any time during the 120-day period immediately preceding the Change in Control.

         Section 2.04 Forfeiture of Benefits. All benefits not yet paid for which Director would be otherwise eligible under this Agreement shall be forfeited in the event that the Incumbent Board determines that any of the following circumstances has occurred:

                  (a) The Director has engaged in knowing and willful misconduct in connection with his or her service as a Director; or

                  (b) The Director has willfully breached his or her fiduciary duties to the Company.

                  (c) For purposes of this Section 2.04, no act or failure to act, on the part of the Director, shall be considered "willful" unless it is done, or omitted to be done, by the Director in bad faith or without reasonable belief that the Director's action or omission was in the best interests of the Company, determined by a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the independent members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Director, and the Director is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Director is guilty of the conduct described in Section 2.04(a) or (b) above, and specifying the particulars thereof in detail.. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Director in good faith and in the best interests of the Company.

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         ARTICLE III. MISCELLANEOUS

         Section 3.01 Continued Board Service. Nothing in this Agreement or the benefits payable hereunder shall confer upon the Director any right to continue as a member of the Board.

         Section 3.02 Specific Performance. Without prejudice to any other rights or remedies Director may have, the Company acknowledges and agrees that damages would not be an adequate remedy for any breach of this Agreement and Director shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Agreement. The Company hereby consents to jurisdiction in the U.S. District Court for the Central District of California (or at Director's option, the Los Angeles County Superior Court Central District) so that such court may enter an appropriate injunction order and such other relief as may be just and proper.

         Section 3.03 Agreement Binding on Successors. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Director.

         Section 3.04 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties to the fullest enforceable extent.

         Section 3.05 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day,
(c) three (3) days after having been sent by first class mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written or oral verification of receipt. Until changed upon giving notice as provided herein, notices shall be sent to:

If to the Company:

         Hawthorne Financial Corporation
         2381 Rosecrans Avenue
         El Segundo, CA 90245
         Attention: Simone Lagomarsino, Chief Executive Officer
         Fax: (310) 725-5831

If to the Director, at the address specified under his or her signature.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

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Section 3.06 Amendments and Termination. This Agreement may be amended only by a written instrument executed by the parties.

Section 3.07 Entire Agreement. This Agreement constitutes the whole agreement between the parties with respect to the matters contained in the Agreement.

Section 3.08 Applicable Law. To the extent not preempted by federal law, this Agreement shall be construed and governed in accordance with the internal laws of the State of California.

Section 3.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, this Agreement is executed as of ________________, 2003.

                                           HAWTHORNE FINANCIAL CORPORATION

                                           By __________________________________
                                           Simone Lagomarsino,
                                           President and Chief Executive Officer

                                           DIRECTOR:

                                           _____________________________________

                                           Address for Notices:

                                           _____________________________________

                                           _____________________________________

                                           Fax No.: ____________________________

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